                                                           Exhibit 99.B(m)(3)(i)

                               AMENDED SCHEDULE 1

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                                       FOR

                              ING SERIES FUND, INC.

                                 CLASS C SHARES

                                                                               MAXIMUM COMBINED
SERIES                                                                   SERVICE AND DISTRIBUTION FEES
------                                                                   -----------------------------
                                                                 (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING 130/30 Fundamental Research Fund                                                 1.00%

ING Balanced Fund                                                                    1.00%

ING Equity Income Fund                                                               1.00%

ING Global Science and Technology Fund                                               1.00%

ING Growth Fund                                                                      1.00%

ING International Growth Fund                                                        1.00%

ING Small Company Fund                                                               1.00%

ING Strategic Allocation Balanced Fund                                               1.00%

ING Strategic Allocation Growth Fund                                                 1.00%

ING Strategic Allocation Income Fund                                                 1.00%


Effective Date:  April 11, 2006